Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Share Incentive Plan of Evogene Ltd. our report dated March 27, 2025, with respect to the consolidated financial statements of Evogene Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/S/ KOST FORER GABBAY & KASIERER
A member of EY Global
Tel Aviv, Israel
March 27, 2025